Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting and dated March 16, 2010, relating to the consolidated financial statements, which appears in CIT Group Inc.’s Annual Report on Form 10-K dated December 31, 2010.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 16, 2011

PricewaterhouseCoppers LLP, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us